                                  EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is entered into between Valley Independent Bank (the "Company"), a wholly-owned subsidiary of VIB Corp, a California corporation (the "Parent"), and Dennis L. Kern (the "Executive").

     WHEREAS, the Executive is a shareholder of the Parent and intends to sell his shares of the common stock of the Parent in connection with a sale of the Parent; and

     WHEREAS, the Company and the Executive desire to enter into this Agreement to provide for the Company's continued employment of the Executive up to and following the sale of the Parent upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

     1.0 EMPLOYMENT

     1.1 Term. The Company shall employ the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The Executive's term of employment (the "Employment Period") with the Company under this Agreement shall commence as of the Effective Date and, subject to termination as provided under this Agreement, shall continue until December 31, 2004. The Company agrees to review with the Executive no later than three months prior to the end of the Employment Period its intention regarding Executive's employment with the COMPANY AT THE END OF THE EMPLOYMENT PERIOD.

     1.2 Position and Duties. The Executive shall hold the initial position of President and Chief Executive Officer of the Company and shall have such duties and responsibilities during the Employment Period as are set forth in the Statement of Position and Duties attached hereto as Exhibit A and incorporated herein by reference. The Company, in its sole discretion, may amend the Statement of Position and Duties at any time and any such amendment shall take effect on the date on which notice of the amendment is given to the Executive; provided, however, the Executive shall not be reassigned to a position of materially lesser rank or status without the Executive's consent, provided the Executive acknowledges that part of his responsibilities in the Position will be to facilitate a transition during the Employment Period to a new President and CEO, if the Board so requests. The Executive agrees that as part of this transition process he may for part of the Employment Period serve as a Senior Advisor to the new President and CEO. The Executive shall report directly to the Board of Directors of the Company or such other individual(s) as designated by the Board of Directors of the Company.

     1.3 Faithful Performance. The Executive shall faithfully, with the utmost loyalty, and to the best of his or her ability perform his or her duties under this Agreement and those duties assigned to him or her. Notwithstanding the foregoing, the Executive may engage in charitable, civic, or community activities, provided that such activities do not interfere with the performance of the Executive's duties hereunder.

     1.4 Location of Performance. During the Employment Period, the Executive will not be required to perform the duties described in Section 1.2 at any location outside the State of California. If Company requests that Executive transfer to a different location the Company agrees to reimburse Executive for all reasonable costs incurred in relocation to the new location.

     2.0 COMPENSATION.


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     2.1 Annual Base Salary. The Company shall pay to the Executive an initial annual base salary at the rate of $320,004 per year ("Annual Base Salary"); provided, however, from and after the closing date of the purchase of all of the common stock of the Parent by Rabobank International or one of its affiliates (the "Closing Date"), the Executive's Annual Base Salary shall be increased by an amount equal to seven percent (7%) of his Annual Base Salary in effect immediately prior to the Closing Date. On each anniversary of the Closing Date occurring during the Employment Period, the Executive's Annual Base Salary shall be increased by an amount equal to seven percent (7%) of his Annual Base Salary in effect immediately prior to such anniversary. The Executive's Annual Base Salary shall be payable twice monthly in arrears on the last working day on or before the 15th of each month and on the last working day of each month in accordance with the Company's regular payroll practices. All payments of Annual Base Salary and all other payments under this Agreement shall be in United States currency.

     2.2 Bonus Compensation. The Company shall consider the Executive for bonus compensation for each calendar year during the Employment Period. The terms, conditions and criteria for, and amount of, any such bonus compensation, as well as the dates on which any such bonus compensation may be paid with respect to services performed by the Executive during calendar years 2002, 2003 and 2004, are set forth on Exhibit B and incorporated herein by reference. Other than as described on Exhibit B, this Agreement creates no contractual right or other entitlement to bonus compensation.

     2.3 Employee Benefits and Perquisites. Subject to the terms and conditions of the Company's plans and policies, during the Employment Period, the Executive shall be entitled to participate in all retirement, health and welfare plans and arrangements provided by the Company and applicable to the other peer executives of the Company. The Company agrees during the Employment Period to maintain the existing vacation, car, medical and deferral plans. In addition, the Company agrees to continue Executive upon termination of the Employment Period in the Company's group health plan, provided Executive agrees to reimburse Company for any costs to Company for such benefit, such reimbursement to be netted out of payments to be made to Executive under the Salary Continuation Agreement.

     2.4 Expense Reimbursement. During the Employment Period, the Company shall reimburse the Executive for all normal and proper business expenses incurred by him or her in connection with the business of the Company and the performance of his or her duties and responsibilities under this Agreement in accordance with the Company's policies and procedures regarding reimbursement of expenses.

     2.5 Right to Change Plans. Nothing in this Agreement shall be construed to limit, condition, or otherwise encumber the right of the Company to amend, discontinue, terminate, substitute, or maintain any benefit plan, program, policy, arrangement or perquisite, including, but not limited to, the benefits, arrangements and other perquisites set forth in Section 2.3., provided any such changes, or changes (other than the Salary Continuation Agreements) in the agreement will not result in a materially adverse level of benefits to Executive.

     2.6 Negotiated Benefits. In consideration for continued employment with the Company as set forth in this Agreement, the Executive agrees to execute an amendment of the Valley Independent Bank Amended and Restated Salary Continuation Agreement dated July 1, 2002, entered into by and between the Executive and the Company, in a form substantially similar to Exhibit C.

          2.7 Withholding. All payments made pursuant to this Section 2 shall be subject to such withholding tax as may be required by Federal, State, and local governments.

     3.0 TERMINATION OF EMPLOYMENT

     3.1 Notice of Termination for Breach or Misconduct. The Company may elect to terminate the


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employment of the Executive in the event that during the Employment Period there should occur any of the following: (a) an event constituting "Misconduct" (as defined herein) by the Executive; or (b) the material breach by the Executive of any covenant or provision of this Agreement. "Misconduct" shall mean (i) a material breach or willful neglect by the Executive of the duties and responsibilities of the Executive under this Agreement or any breach by the Executive of any material term of this Agreement, (ii) the engaging by the Executive in conduct that is demonstrably and materially injurious to the business, reputation, character, or community standing of the Company, (iii) the engaging by the Executive in dishonest, fraudulent, or unethical conduct or in other conduct involving serious moral turpitude to the extent that the Executive's reputation and credibility no longer conform to the standards expected of the Company's executives, (iv) the Executive's admission, confession, or plea bargain to or conviction in a court of law of any crime or offense involving fraud or misuse or misappropriation of money or other property, (v) the Executive's admission, confession, or plea bargain to or conviction in a court of law of any felony, or (vi) a material violation of any statutory or common law duty to the Company, including, but not limited to, the duty of loyalty. In the event the Company exercises the election to terminate the employment of the Executive pursuant to this Section 3.1, the Employment Period shall terminate effective upon notice to the Executive of such termination, and the Executive shall be entitled to receive any pro rata accrued but unpaid amounts under Section 2.1 AND ANY EXPENSE REIMBURSEMENT OWING UNDER
SECTION 2.4 through the effective date of such termination but shall not be entitled to receive any other amount under this Agreement.

     3.2 Death. In the event of the death of the Executive during the Employment Period, this Agreement shall be deemed immediately terminated and his or her designated beneficiaries shall be entitled to receive any pro rata accrued and unpaid amounts under Sections 2.1 and 2.2 AND ANY EXPENSE REIMBURSEMENT OWING UNDER SECTION 2.4 through the effective date of such termination. The Executive's accrued unpaid amount under Section 2.2, if any, shall be determined in the same manner as described in Section 3.3 below.

     3.3 Resignation. In the event the Executive voluntarily terminates his employment with the Company during the Employment Period, the Employment Period shall terminate effective upon such termination, and the Executive shall be entitled to receive any pro rata accrued but unpaid amounts under Sections 2.1 and 2.2 AND ANY EXPENSE REIMBURSEMENT OWING UNDER SECTION 2.4 through the effective date of such termination but shall not be entitled to receive any other amount under this Agreement. The accrued amount due the Executive under
Section 2.2 shall be determined by multiplying the bonus amount that would have been due the Executive had he remained employed by the Company during the entire calendar year in which his termination occurs by a fraction, the numerator of which is the number of full calendar months the Executive was employed by the Company during such calendar year and the denominator of which is 12.

         3.4 Involuntary Termination. If the Company terminates the Executive's employment during the Employment Period for any reason other than (i) the Executive's death, (ii) the Executive's total disability, (iii) the occurrence of an event constituting Misconduct, or (iv) the breach by the Executive of any covenant or provision of this Agreement, OR IF THE EXECUTIVE IS ENTITLED TO TERMINATE HIS EMPLOYMENT UNDER THE MATERIAL DEMOTION PROVISION OF SECTION 1.2 OR RELOCATION PROVISION OF SECTION 1.4 the Executive shall be entitled to continue to receive his Annual Base Salary and medical and car benefits for the remainder of the Employment Period and RECEIVE HIS ACCRUED BONUS PAYMENT PURSUANT TO
SECTION 2.2 AS CALCULATED PURSUANT TO SECTION 3.3.

     4.0 NONSOLICITATION AND CONFIDENTIALITY

          4.1 (a) Subject to the provisions of Section 1.3 hereof, the Executive agrees that the Executive shall devote his or her full attention and efforts to the performance of the Executive's duties. In all aspects of the Executive's employment with the Company, the Executive shall act in the utmost good faith, deal fairly with the Company, and fully disclose to the Company all information which the Company might reasonably consider to be important or relevant to the Company's business. For the purpose of Section 4 of the Agreement, "Company" shall include all affiliated entities of the Company. During the Executive's employment with the Company, the Executive shall devote full time to the business of the Company and will not directly or indirectly, engage, individually or as an officer, director, employee, consultant, advisor, partner or co-venturer, or as a stockholder or other proprietor owning more than a five percent (5%) passive interest in any firm, corporation, partnership or other organization or entity (in case of any such ownership or participation) in any business in competition with the business of the Company or its subsidiaries or affiliates. The Executive shall furnish to the Board of Directors of the Company a detailed statement of any outside employment or consulting services in which the Executive seeks to engage or invest, and, as from time to time requested by the Board of Directors, resubmit for approval a


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detailed statement thereof. In the event the Board of Directors determines in good faith that such violation or conflict exists, the Executive shall refrain from such employment, consulting services or investment.

          (b) The Executive is a substantial shareholder of the Parent and is selling or otherwise disposing of all of his shares of the common stock of the Parent to Rabobank International or one of its affiliates on the Closing Date, including the goodwill of the Parent, pursuant to a stock purchase agreement. As such, and expressly contingent upon the Executive's sale of all of the shares of common stock of the Parent owned by the Executive and the goodwill of the Parent to Rabobank International or one of its affiliates, then the Executive shall refrain from carrying on a similar business or performing any act which may confer any competitive benefit or advantage upon any enterprise competing with the Company, its subsidiaries, affiliates or any successor for a period of two
(2) years following the termination for any reason of Executive's employment with the Company, in any county in the United States in which the Company does business (see Exhibit D). Notwithstanding the foregoing, if the Executive's employment with the Company is terminated for any reason on or after December 31, 2003, the two (2) year period described in the preceding sentence shall be decreased to a period of one (1) year following such termination.

          (c) The Executive agrees that during the Executive's employment and for a period of two (2) years following the termination for any reason of his employment with the Company, in any county in the United States in which the Company does business (see Exhibit D), the Executive shall not: (i) directly call upon or solicit any of the customers of the Company, its subsidiaries, or affiliates that were or became customers during the term of the Executive's employment (as used herein "customer" shall mean any person or company as listed as such on the books of the Company, its subsidiaries, or any affiliates); or
(ii) induce or attempt to induce any employee, agent or consultant of the Company, its subsidiaries, or affiliates to terminate his or her association with the Company or any subsidiaries or affiliates.

          (d) The Company and the Executive agree that the provisions of this
Section 4.1 contain restrictions that are not greater than necessary to protect the interests of the Company. In the event of the breach or threatened breach by the Executive of this Section 4.1, the Company, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this Section 4.1.

          4.2 Confidentiality.

               (a) The Executive shall neither during the Executive's employment (except in the proper performance of his or her duties) nor at any time (without limit) after the termination thereof, howsoever arising, directly or indirectly:

                    (i) use for his or her own purposes or those of any other person, company, business entity or other organization whatsoever; or

                    (ii) disclose to any person, company, business entity or other organization whatsoever;

          any trade secrets or confidential information, knowledge or data of the Company, relating or belonging to the Company (the "Confidential and Proprietary Information"), including but not limited to information, knowledge or data concerning costs, purchasing, profits, markets, organization structures, employees or customers, including but not limited to surveys, customer lists, lists of prospective customers, customer account records, training and servicing materials, programs and techniques, company manuals and policies, computer programs, software and disks, source code, financial statements and projections, business plans, budgets, supplier lists, contracts, compensation schedules, and pricing information, any document marked "Confidential," or any information which the Executive has been told is "Confidential" or which the Executive might reasonably expect the Company would regard as "Confidential", or any information which has been given the Company in confidence by customers, suppliers or other persons. Even if a document has not been marked "Confidential," the Executive shall treat the document and its contents as confidential information if the Executive has been told or otherwise knows or reasonably should know the document and its contents are confidential. Notwithstanding the foregoing, the Executive upon the termination of his or her employment with the Company shall be entitled to utilize general techniques and knowledge in a business not competitive with the Company which he or she has learned during his or her employment with the Company; provided such knowledge and techniques do not constitute trade secrets and are not copyrightable or patentable.

               (b) The Executive shall not at any time during the continuance of his or her employment with the Company make any notes or memoranda relating to any matter within the scope of the Company's business, dealings or affairs other than for the benefit of the Company.


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

               (c) The Executive acknowledges that the Company is the owner of the Confidential and Proprietary Information and agrees not to contest any such ownership rights of the Company, either during or after the Executive's employment with the Company. Exhibit E is incorporated into this Agreement by reference.

     The obligations contained in this Section 4.2 shall cease to apply to any information or knowledge which may subsequently come into the public domain after the termination of the Executive's employment other than by way of unauthorized disclosure.

          4.3 Return of Documents and Other Materials and Resignation of Corporate Positions and Directorships. If the Executive shall have ceased to be employed by the Company for any reason, the Executive shall immediately surrender to the Company all records and other documents obtained by him or her or entrusted to him or her during the course of his or her employment (together with all copies thereof) which pertain specifically to any business contemplated under Section 4 herein as well as all other property of the Company. The Executive also agrees to take all such steps as directed by the Company to resign from all corporate positions and directorships, including any directorships with any other affiliated entities of the Company.

          4.4 Scope of Covenants. The covenants set forth in Section 4 herein shall apply both within any jurisdiction of the United States and within any other jurisdiction.

          4.5 Enforcement. The Executive acknowledges and agrees that a breach of any or all of the terms of Section 4 will constitute immediate and irreparable harm to the Company's business advantage, including but not limited to the Company's valuable business, employee, and/or client relations, for which damages cannot be readily calculated and for which damages alone are an inadequate remedy. Accordingly, the Executive acknowledges that in addition to an appropriate award for damages, the Company shall be entitled to entry of an order enjoining further breaches by him or her or any person, firm, or entity with which he or she is associated of the terms of Section 4 (without the need of posting a bond or other security). Because of the Executive's knowledge of the Company's business, in the event of the Executive's actual or threatened breach of the provisions of this Section 4, the Company shall be entitled to, and the Executive hereby consents to, an injunction restraining the Executive from any of the foregoing. However, nothing herein shall be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Executive. The Executive agrees that the provisions of this Section 4 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 4 shall be deemed to be invalid or unenforceable by reason of extent, duration or geographic scope thereof, then the extent, duration, and geographic scope of such restriction shall be deemed to be reduced to the fullest extent, duration and geographic scope permitted by law and enforceable. 4.6 Survival. The restrictions of this Section 4 shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period or the Executive's termination of employment from the Company, and they shall be not be limited or discharged by an alleged breach or misconduct on the part of the Company.

          5.0 MISCELLANEOUS PROVISIONS

          5.1 Notices. Any notice to be given by the Company shall be given by the Chairman of the Board of Directors of the Company. Any notice or request required or permitted to be given hereunder shall be sufficient if given in writing and delivered personally or sent by registered mail, return receipt requested, as follows: (a) if to the Executive, to his or her address as set forth in the records of the Company; and (b) if to the Company, to the attention of the Chairman of the Board of Directors of the Company. Either party may designate a different address for delivery of notices in accordance with this
Section 5.1. Such notice of a different address for delivery of notices shall be deemed to have been given upon the personal delivery or mailing thereof, as the case may be.

          5.2 Arbitration. The Executive and the Company agree that any dispute or claim, including all contract, tort, discrimination and other statutory claims, arising under or relating to the Executive's employment or termination of employment with the Company, but excepting claims under applicable workers' compensation law and unemployment insurance claims ("arbitrable claims") alleged against the Company and/or its agents shall be resolved by arbitration. However, the Executive and the Company agree that this arbitration provision shall not apply to any disputes or claims


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relating to or arising out of the misuse or misappropriation of the Company's
Confidential and Proprietary Information or claims under the non-solicitation and noncompetition provisions of Section 4. Arbitration shall be final and binding on the parties and shall be the exclusive remedy for arbitrable claims. The Executive and the Company hereby waive any rights each may have to a jury trial in regard to the arbitrable claims. The Executive and the Company further agree that the arbitrator shall have the sole authority to determine arbitrability of any such arbitrable claims. Arbitration shall be conducted by the American Arbitration Association in Los Angeles, California (or other mutually agreed upon city) under the National Rules for the Resolution of Employment Disputes. As in any arbitration, the burden of proof shall be allocated as provided by applicable law. The Company agrees to pay the fees and costs of the arbitrator. However, the arbitrator shall have the same authority as a court to award equitable relief, damages, costs, and fees (excluding the costs and fees for the arbitrator) as provided by law for the particular claims asserted. This arbitration clause shall be governed by and construed in all respects under the terms of the Federal Arbitration Act.

          5.3 Governing Law; Forum Selection. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of California without regard to principles of conflicts of laws. With the exception of "arbitrable claims" as defined in Section 5.2, the federal courts and/or state courts of the State of California, County of Los Angeles shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement and/or employment relationship or termination thereof and the Executive consents to such jurisdiction and venue.

          5.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is determined to be prohibited and invalid in any respect under applicable law (after any appropriate modification or limitation pursuant to Section 4 herein), such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          5.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the matters specifically described herein and supersedes all prior and/or contemporaneous agreements and understandings, oral or written, between the parties with respect to such subject matter. The Executive represents and warrants that no breach or other violation of any past, current or contemplated oral or written contractual arrangement to which he or she is a party exists or will exist by virtue of the existence of this Agreement or the terms hereof.

          5.6 Successors and Assigns. This Agreement may be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor, subsidiary or affiliate of the Company, and any such successor, subsidiary or affiliate shall be deemed substituted for all purposes for the "Company" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of the Company. The Executive acknowledges that the Company or the Parent has the right to sell, assign, or otherwise transfer any portion or substantially all or all of the capital stock, assets or business of the Company and that any such sale, assignment, or transfer shall not be deemed to be a termination of the employment of the Executive. The Executive acknowledges that the services to be rendered by him or her pursuant to this Agreement are unique and personal, and the Executive therefore may not assign any obligations or responsibilities he or she has under this Agreement.

          5.7 Amendment and Waiver. This Agreement may be modified, or any right or condition hereunder waived, only by instrument signed by the party against whom such amendment or waiver is sought to be enforced. No waiver by any party to this Agreement or any breach of any of the covenants, agreements, or undertakings contained in this Agreement shall be construed as a waiver of any succeeding breach of the same or of any other covenant, agreement, or undertaking, nor shall any such waiver affect the right of any party to this Agreement to require the strict performance thereof on a subsequent occasion.

          5.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.


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          5.9 Headings. The Section headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

          5.10 Effective Date of Agreement. This Agreement shall have effect ("Effective Date") upon signing.

          5.11 Gender and Number. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.

          5.12 Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations and to the extent that any performance is required following termination of this Agreement. Without limiting the foregoing, Sections 2.6, 3.3, 3.4, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 5.2 and 5.3 shall expressly survive the termination of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


                                              Valley Independent Bank

  /s/ Dennis L. Kern                    By:  /s/ Harry G. Gooding
--------------------------------            -------------------------------
Executive                               Its:  EVP/CFO
                                             ------------------------------

Dated:  July 30, 2002                   Dated:  July 30, 2002
       -------------------------               ----------------------------





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                                                                       EXHIBIT A


                        STATEMENT OF POSITION AND DUTIES

                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

The President and Chief Executive Officer manages and directs the organization toward its primary objectives, based on profit and return on capital, by performing the following duties personally or through subordinate managers:


     - Responsible to fulfill the Customer Satisfaction Initiative for courtesy, accuracy, responsiveness and efficiency;

     - Establishes current and long range objectives, plans, and policies, subject to approval by the Board of Directors;

     - Dispenses advice, guidance, direction, and authorization to carry out major plans and procedures, consistent with established policies and Board approval;

     - Oversees the adequacy and soundness of the organization's financial structure;

     - Reviews operating results of the organization, compares them to established objectives, and takes steps to ensure that appropriate measures are taken to correct unsatisfactory results;

     - Plans and directs all investigations and negotiations pertaining to mergers, joint ventures, the acquisition of businesses, or the sale of major assets with approval of the Board;

     - Establishes and maintains an effective system o communications throughout the organization;

     - Represents the organization with major customers, the financial community, and the public;

     -    Performs all other job functions as required by the Board.



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                                                                       EXHIBIT B

                                    BONUS COMPENSATION

In accordance with Section 2.2 Bonus Compensation of this Agreement, set forth below are the bonus performance criteria which must be met in order for the Executive to be entitled to a bonus under Section 2.2 of this Agreement for the calendar years 2002, 2003 and 2004.

Performance Year 2002

          Company Earnings Before Taxes                                       Bonus Payable
          -----------------------------                                       -------------
At least $20,138,000                                        Discretionary, up to 50% of Annual Base Salary


If the Executive is entitled to a bonus for the 2002 Performance Year under the above criteria, such bonus shall be paid in 2003 in accordance with the regular bonus payment schedule of Rabobank International. For purposes of this Exhibit B, "Annual Base Salary" means the base salary actually paid for services rendered during 2002.

Performance Year 2003

Bonus compensation for the 2003 Performance Year shall be based upon the Company's earnings before taxes for the year ending December 31, 2003 as follows:

          Company Earnings Before Taxes                                       Bonus Payable
          -----------------------------                                       -------------
At least $23,890,000 but less than $27,140,000              25% of Annual Base Salary
$27,140,000                                                 50% of Annual Base Salary (non cumulative)
At least $27,140,001                                        50% of Annual Base Salary (non cumulative) plus an
                                                            additional discretionary amount

Performance Year 2004

Bonus compensation for the 2004 Performance Year shall be based upon the Company's earnings before taxes for the year ending December 31, 2004 as follows:

          Company Earnings Before Taxes                                       Bonus Payable
          -----------------------------                                       -------------

At least $27,000,000 but less than $37,140,000              25% of Annual Base Salary
$37,140,000                                                 50% of Annual Base Salary (non cumulative)
At least $37,140,001                                        50% of Annual Base Salary (non cumulative) plus an
                                                              additional discretionary amount


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

If the Executive is entitled to a bonus for the 2004 Performance Year under the above criteria, such bonus shall be paid in 2005 in accordance with the regular bonus payment schedule of Rabobank International regardless of whether the Executive is then an employee of the Company. For purposes of this Exhibit B, "Annual Base Salary" means the base salary actually paid for services rendered during 2004.





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

                                                                       EXHIBIT C


                               SECOND AMENDMENT OF
                             VALLEY INDEPENDENT BANK
                              AMENDED AND RESTATED
                          SALARY CONTINUATION AGREEMENT

         WHEREAS, Valley Independent Bank, a state chartered commercial bank located in El Centro, California (the "Company"), and Dennis L. Kern (the "Executive") have entered into the Valley Independent Bank Amended and Restated Salary Continuation Agreement (the "Salary Continuation Agreement"); and

         WHEREAS, the Salary Continuation Agreement was amended and restated effective as ]of November 13, 2000 and further amended as of July 1, 2002, and further amendment of the Salary Continuation Agreement now is considered desirable;

         NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company and the Executive by Article 7 of the Salary Continuation Agreement, and pursuant to the authority delegated to the undersigned officer of the Company to act on the Company's behalf, the Salary Continuation Agreement is amended, effective July 30, 2002, in the following particulars:

         1. By adding the following new Article 1A immediately prior to Article 1 of the Salary Continuation Agreement as a part thereof:

                                   "ARTICLE 1A
                     Deferred Payment and Waiver Provisions

         1A.1 Deferred Payment and Waiver Provisions. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall apply:

         (a) If, during the Employment Period (as that term is defined in that certain Employment Agreement dated July 30, 2002, entered into between the Executive and Valley Independent Bank), the Executive voluntarily terminates his employment with the Company for any reason other than the Executive's death or Disability, then the Executive will be entitled to benefits under this Agreement, and the Executive hereby waives any right to assert any other claim of any kind for such benefits in such event, at the following rate: 50% of benefit if Executive terminates employment prior to March 31, 2003, increasing by 12.5% at the end of each calendar quarter beginning with March 31, 2003.

         (b) Any benefits payable to the Executive under this Agreement, other than benefits that become payable as a result of the Executive's death or Disability, shall not commence payment until the first day of the first month following the later of the date on which the Executive attains age 65 or the Executive's Termination of Employment."

         2. By deleting and not replacing Section 1.1 of the Salary Continuation Agreement in its entirety.

         3. By deleting and not replacing Sections 2.4, 2.4.1 and 2.4.2 of the Salary Continuation Agreement in their entirety and renumbering the remaining Section 2.4.3 as "Section 2.4".

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Executive have caused this amendment to be executed this 30th day of July, 2002.

                                        VALLEY INDEPENDENT BANK


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

                                        /s/ Harry G. Gooding
                                        ------------------------------------
                                        By:   Harry G. Gooding
                                            --------------------------------
                                        Its:  EVP/CFO
                                             -------------------------------


                                        /s/ Dennis L. Kern
                                        ------------------------------------
                                        EXECUTIVE




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

                                                                       EXHIBIT D

                   COUNTIES IN WHICH THE COMPANY DOES BUSINESS

Fresno

Imperial

Kern

Kings

Orange

Riverside

San Diego

Tulare




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                                                                       EXHIBIT E


                       CALIFORNIA LABOR CODE SECTION 2870

                  EMPLOYMENT AGREEMENTS, ASSIGNMENTS OF RIGHTS


California Labor Code Section 2870. Invention on Own Time - Exemption from Agreement.

         (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

               (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

               (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.



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